Exhibit 23.1  Consent of Independent Certifying Public Accountant


Williams & Webster, P.S.
Certified Public Accountants and Business Consultants
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Board of Directors
AngioGenex, Inc.
New York, New York



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We consent to the use of our audit report dated April 17, 2007 on the financial statements of AngioGenex, Inc. as of December 31, 2006 and 2005, for the filing with and attachment to the Form S-8.


/s/ Williams & Webster, P.S.
--------------------------------
    Williams & Webster, P.S.
    Certified Public Accountants
    Spokane, Washington


May 25, 2007


      Members of Private Companies Practice Section, SEC Practice Section,
                                AICPA and WSCPA
                       Bank of America Financial Center
               601 W. Riverside, Suite 1940, Spokane, WA 99201
       Phone (509) 838-5111  Fax (509) 838-5114  www.williams-webster.com

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